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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                      February 23, 1999 (February 23, 1999)
                      -------------------------------------

                                  PHYCOR, INC.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Tennessee                 0-19786                 62-13344801
         (State or Other          (Commission File          (I.R.S. Employer
         Jurisdiction of              Number)                Identification
         Incorporation)                                         Number)

                            30 Burton Hills Boulevard
                                    Suite 400
                           Nashville, Tennessee 37215
                 ----------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (615) 665-9066
                  ----------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)

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                                Page 1 of 4 pages

                         Exhibit Index located on Page 4


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ITEM 5.      OTHER EVENTS.

             On February 23, 1999, PhyCor, Inc., a Tennessee corporation (the "Company"), issued a press release. The press release announced year-end results and adjusted earning expectations. The press release also announced events relating to certain of its operating units that resulted in PhyCor recording an asset impairment charge of approximately $79.8 million, net of tax benefits, in the fourth quarter of 1998 and a restructuring charge of approximately $5.7 million, net of tax benefits, in the first quarter of 1999. A copy of the press release is attached hereto as Exhibit 99 and is incorporated by reference, provided, however, the last sentence has been revised to replace the word "exceptions" with "expectations" to correct an inadvertent typographical error.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

             (a)   Financial Statements of Business Acquired.

                       None required

             (b)   Pro Forma Financial Information.

                       None required

             (c)   Exhibits.

                   99 Form of press releases issued by the Company on February 23, 1999 as corrected herein.





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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PHYCOR, INC.

                                         By: /s/ John K. Crawford
                                             -----------------------------------
                                               John K. Crawford
                                               Executive Vice President
                                               and Chief Financial Officer

Date: February 23, 1999






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                                  EXHIBIT INDEX



EXHIBIT
NUMBER          DESCRIPTION OF EXHIBITS
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
 99            Form of press releases issued by the Company on February 23, 1999.














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